                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Registration Statements
Number 2-66830, 2-96290, 33-36841 and 33-62118 on Form S-8 of Varco
International, Inc. and in the related Prospectuses of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of Varco International, Inc. incorporated by reference in the annual report on Form 10-K for the year ended December 31, 1994.

                                             ERNST & YOUNG LLP

Orange County, California
March 23, 1995

                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Annual Report (Form 10-K) of Varco International, Inc. of our report dated February 17, 1995 included in the 1994 Annual Report to Shareholders of Varco International, Inc.

  Our audits also included the financial statement schedule of Varco International, Inc. listed in item 14(d). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                      ERNST & YOUNG LLP

Orange County, California
February 17, 1995